                                                                   EXHIBIT 3.1

                                                          [FILED
                                                          99 FEB 19 PM 3: 28
                                                          SECRETARY OF STATE
                                                          TALLAHASSEE, FLORIDA]

                          BBC STOCK MARKET INC.

                          Articles of Amendment

         Pursuant to the provisions of Section 607.1006 of the Florida Statutes, BBC STOCK MARKET, INC., a Florida corporation, does hereby amend its Articles of Incorporation.

         1. The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is BBC Stock Market, Inc., a Florida corporation.

         2. Article I of the Articles of Incorporation of BBC Stock Market, Inc., a Florida corporation, is hereby amended by deleting it in its entirety and replacing it with the following to be added in its place:

                               "Article I

                              CORPORATE NAME
                              --------------

         The name of the corporation shall be ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC."

         3. The amendment to the Articles of Incorporation of BBC Stock Market, Inc., a Florida corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of February 3, 1999.

         4. The only voting group entitled to vote on the amendments to the Articles of Incorporation of BBC Stock Market, Inc., a Florida corporation set forth in paragraph 2 above was the holders of shares of Common Stock of the corporation. The number of votes cast in favor or such amendment by the members of such voting group was sufficient for approval by that voting group.

         In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on February 3, 1999.

                                      BBC STOCK MARKET, INC.


                                      By: /s/ A. MICHAEL OLIVER
                                          ------------------------------------
                                          A. Michael Oliver,

                                          President

                         ARTICLES OF AMENDMENT
                                   TO
                         BBC STOCK MARKET, INC.

         THE UNDERSIGNED, being the sole director and president of BBC Stock Market Inc., does hereby amend its Articles of incorporation as follows:

                                ARTICLE I
                              CORPORATE NAME

         The name of the Corporation is BBC Stock Market, Inc.

                                ARTICLE II
                                 PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                ARTICLE III
                           PERIOD OF EXISTENCE

         The period during which the Corporation shall continue perpetual.

                                 ARTICLE IV
                                   SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $0.001 par value.

                                  ARTICLE V
                             PLACE OF BUSINESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 200 E. Robinson St., Suite 450, Orlando, Fl. 32801. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                 ARTICLE VI
                            DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

                                ARTICLE VII
                       DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire share or other securities of the corporation except to the extent to such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

                                ARTICLE VII
                           AMENDMENT OF BY-LAWS

         Anything in these Articles of Incorporation, the By-Laws, or the Florida Corporation Act notwithstanding, by-laws not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                ARTICLE IX
                               SHAREHOLDERS

         9.1 INSPECTION OF BOOKS. The Board of Directors shall make the reasonable rules to determine at what times and place and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         9.2 CONTROL SHARE ACQUISITION. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not be applied to the Corporation.

         9.3 QUORUM. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.

         9.4 REQUIRED VOTE. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                ARTICLE X
            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its by-laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interest of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                              ARTICLE XI
                              CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on July 29, 1998 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF I have hereunto subscribed to and executed the Articles of Incorporation on this 29th day of July 1998.

/s/ PAMELA J. WILKINSON
---------------------------------
Pamela Wilkinson, Sole Director
President

         The foregoing instrument was acknowledged before me on July 29, 1998, by Pamela Wilkinson who is personally known to me.



/s/ NICOLE JOHNSON
---------------------------------
Nicole Johnson, Notary Public

My Commission Expires:
                            [NOTARY SEAL]  NICOLE JOHNSON
                                           My Comm Exp. 3/05/2001
                                           Bonded by Service Ins
                                             No. 00627050
                                           [X] Personally Known [ ] Other I.D.

                        ARTICLES OF INCORPORATION    [J98527]

                                   OF                [EFFECTIVE DATE
                                                        10-15-87
                                                      -------------]
                          BBC STOCK MARKET, INC.
                          ----------------------

   THE UNDERSIGNED SUBSCRIBER to these Articles of Incorporation hereby associates himself together to form a corporation under the Laws of the State of Florida.

                              ARTICLE ONE:
                              ------------
                                                           [FILED
   The name of the corporation is: BBC Stock Market, Inc.  OCT 20 3 40 P.M. '87
                                                           SECRETARY OF STATE
                              ARTICLE TWO:                 TALLAHASSEE FLORIDA]
                              ------------

   The corporation shall exist perpetually commencing upon the date of execution and acknowledgment of these Articles.

                              ARTICLE THREE:
                              --------------

   The corporation is organized for the purpose of brokering baseball cards and sports memorabilia and selling same.

   Further, the corporation may engage in any business or purpose lawful under the laws of the State of Florida.

                               ARTICLE FOUR:
                               -------------

   The corporation is authorized to issue 100 shares of Ten Dollar ($10) par value shares which shall be designated common shares.

                               ARTICLE FIVE:
                               -------------

   The street address of the initial registered office of the corporation is 160 A North Parsons Avenue, (P.O. Box 813), Brandon, Florida 34299-0813.

   The name of the corporation's registered agent at that address is Leslie
P. Roth.

                               ARTICLE SIX:
                               ------------

   This corporation shall have two directors initially. The number of directors may be either increased or decreased from time to time by amendment to the By-Laws but shall never be less than the number shown in this Article. The names and addresses of the initial directors of this corporation are:

NAME                                       ADDRESS
----                                       -------

Leslie P. Roth                             13348 Golf Crest Circle
                                           Tampa, Florida 33624

Esther Roth                                13348 Golf Crest Circle
                                           Tampa, Florida 33624

                             ARTICLE SEVEN:
                             --------------

   The name and address of the person signing these Articles as incorporator is:

NAME                                       ADDRESS
----                                       -------

Leslie P. Roth                             13348 Golf Crest Circle
                                           Tampa, Florida 33624

                              ARTICLE EIGHT:
                              --------------

   The power to adopt, alter, amend or repeal the By-Laws shall be vested in the Board of Directors and the Shareholders.

                               ARTICLE NINE:
                               -------------

   The corporation shall indemnify any officer or director or any former officer or director, to the ful1 extent permitted by law.

                                ARTICLE TEN:
                                ------------

   This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or amendments hereto, and any right conferred upon the shareholders is subject to this reservation.

                               ARTICLE ELEVEN:
                               ---------------

   At each election for directors every shareholder entitled to vote shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

                             ARTICLE TWELVE:
                             ---------------

   The members of the Board of Directors may participate in meetings of the Board of Directors by means of conference telephone as provided by law.

                             ARTICLE THIRTEEN:
                             -----------------

   The corporation and the parties hereto shall take whatever action as shall be necessary to cause the shares of the corporation to qualify as "Section 1244 Stock" as such term is used and defined in the Internal Revenue Code of 1954, as amended, and regulations issued thereunder.

   IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this fifteenth day of October, 1987.


                                      /s/  LESLIE P. ROTH
                                      --------------------------------------
                                      SUBSCRIBER - LESLIE P. ROTH


STATE OF FLORIDA               )
                               )        ss:
COUNTY OF HILLSBOROUGH         )

          BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Leslie P. Roth, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal, in the State and County aforesaid, this fifteenth day of October, 1987.

                                      /s/  MARY JANE BISIUTO
                                      --------------------------------------
                                      NOTARY PUBLIC
                                      State of Florida at Large


My Commission Expires:   [NOTARY PUBLIC STATE - FLORIDA AT LARGE
                         MY COMMISSION EXPIRES _______21, 1989]